PART IV

     ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a) The following documents are filed as part of this Form 10-K:

     Pages
     1.      All financial statements.
             See Table of Contents

     2.   Financial statement Schedules.

          Schedule I - Condensed Financial Information of Registrant DynCorp (Parent Company)
              Balance Sheets
                 Assets
                 Liabilities and Stockholders' Equity
              Statements of Operations
              Statements of Cash Flows
              Notes to Condensed Financial Statements

          Schedule II - Valuation and Qualifying Accounts for the
            Years Ended December 31, 1994, 1993, and 1992.

          All other financial schedules not listed have been omitted since the required information is included in the Consolidated Financial Statements or the notes thereto, or is not applicable or required.

     3.   Exhibits

          Exhibit 3

          (1) Certificate of Incorporation, as currently in effect, consisting of Restated Certification of Incorporation (incorporated by reference to Registrant's Form 10-K for 1992, File No. 1-3879)

          (2) Registrant's By-laws (incorporated by reference to
                Registrant's Form 10-K for 1993, File No. 1-3879)

          Exhibit 4

          (1) Specimen 16% Pay-in-Kind Junior
                Subordinated Debentures due 2003 Certificate.
                (incorporated by reference to Registrant's
                Form 10-K for 1988, File No. 1-3879)

          (2) Indenture for $100,000,000 of 8.54% Contract Receivables Collateralized Notes, Series 1992-1, Due 1997, dated as of January 1, 1992, between Dyn Funding Corporation
                (wholly owned subsidiary of the Registrant) and Bankers
                Trust Company, as trustee (incorporated by reference to Registrant's Form 8-K filed February 7, 1992, File No. 1-3879)

          (3) Specimen 18% Class C Preferred Stock Certificate.
                (incorporated by reference to Registrant's
                Form 10-K for 1988, File No. 1-3879)

          (4) Specimen Common Stock Certificate.
                (incorporated by reference to Registrant's
                Form 10-K for 1988, File No. 1-3879)

          (5) Specimen Class A Common Stock Warrant Certificate.
                (incorporated by reference to Registrant's
                Form 10-K for 1988, File No. 1-3879)

          (6) Specimen Class B Common Stock Warrant Certificate.
                (incorporated by reference to Registrant's
                Form 10-K for 1988, File No. 1-3879)

          (7) Indenture Agreement for 16% Pay-in-kind Junior Subordinated Debenture (incorporated by reference to Exhibit 4.1 to Form S-4 filed July 27, 1988)

          (8) Statement Respecting Warrants and Lapse of Certain Restrictions (incorporated by reference to Registrant's
                Form 10-K for 1988, File No. 1-3879)

          (9) Amendment (effective March 26, 1991) to Statement Respecting Warrants and Lapse of Certain Restrictions (incorporated by reference to Registrant's Form 10-K for 1990, File No. 1-3879)

          (10) Article Four of the Restated Certificate of Incorporation (incorporated by reference to Registrant's Form 10-K for 1992, File No. 1-3879)

     The Registrant, by signing this Report, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant.

          Exhibit 10

          (1) Deferred Compensation Plan.
                (incorporated by reference to Registrant's Form 10-K for 1987, File No. 1-3879)

          (2) Management Incentive Plan (MIP)
                (incorporated by reference to Registrant's Form 10-K for 1993, File No. 1-3879)

          (3) DynCorp Executive Incentive Plan (EIP)
                (incorporated by reference to Registrant's Form 10-K for 1994, File No. 1-3879)

          (4) Management Severance Agreements.
                (incorporated by reference to Exhibits (c)(4) through (c)(12) to Schedule 14D-9 filed by Registrant January 25, 1988.

          (5) Employment agreement of Richard L. Webb, Vice President, Aviation Services, dated June 24, 1992 (incorporated by reference to Registrant's Form 10-K for 1992, File No. 1-3879)

          (6) Employment agreement of Paul V. Lombardi,
                Vice President, Government Services Group
                (incorporated by reference to Registrant's Form 10-K for 1993, File No. 1-3879)

          (7) Restricted Stock Plan.
                (incorporated by reference to Registrant's Form 10-K for 1993, File No. 1-3879)


          Exhibit 11

          (1) Computations of Earnings Per Common Share for the
                Years Ended December 31, 1994, 1993, and 1992


          Exhibit 21

          (1) Subsidiaries of the Registrant

          Exhibit 24

          (1) Consent of Independent Public Accountants

              (b)  Reports on Form 8-K

              None filed during the fourth quarter
              ended December 31, 1994



                                SIGNATURES

 Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                  DYNCORP


          March 31, 1995         By:  D. R. Bannister
                                      D. R. Bannister
                                      President and Chief
                                      Executive Officer

 Pursuant to the requirements of the Securities and Exchange Act of 1934, this report is signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.




D. R. Bannister                      President and Director     March 31, 1995
D. R. Bannister                       (Principal Executive Officer)



J. H. Duggan                         Executive Vice President-  March 31, 1995
J. H. Duggan                          and Director



P. V. Lombardi                       Executive Vice President-  March 31, 1995
P. V. Lombardi                        and Director



T. E. Blanchard                      Senior Vice President-     March 31, 1995
T. E. Blanchard                       Chief Financial Officer
                                       and Director



D. L. Reichardt                      Senior Vice President-     March 31, 1995
D. L. Reichardt                       General Counsel and Director


G. A. Dunn                           Vice President             March 31, 1995
G. A. Dunn                            and Controller
                                      (Principal Accounting Officer)



D. C. Mecum II                       Director                   March 31, 1995
D. C. Mecum II


H. S. Winokur, Jr.                   Director                   March 31, 1995
H. S. Winokur, Jr.




                                       DynCorp (Parent Company)
                     SCHEDULE I - Condensed Financial Information of Registrant
                                            Balance Sheets
                                        (Dollars in Thousands)


                                                ASSETS

                                                            December 31,
                                                          1994        1993
Current Assets:
 Cash and short-term investments                       $  8,937    $  6,894
 Accounts receivable and contracts in process,
  net of allowance for doubtful accounts (Note 3)        35,689      20,723
 Inventories of purchased products and supplies             977         513
 Other current assets                                     5,027       3,718
   Total current assets                                  50,630      31,848

Investment in and advances to subsidiaries and affiliates
 affiliates                                              74,278      70,277
Property and Equipment, net of accumulated depreciation
 and amortization                                         8,126       9,836

Intangible Assets, net of accumulated amortization       78,377      86,811

Other Assets                                              4,559       6,040

   Total Assets                                        $215,970    $204,812


The "Notes to Consolidated Financial Statements" of DynCorp and Subsidiaries are an integral part of these statements.

See accompanying "Notes to Condensed Financial Statements"



                                   DynCorp (Parent Company)
                 SCHEDULE I - Condensed Financial Information of Registrant
                                        Balance Sheets
                                    (Dollars in Thousands)


                 LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY



                                                             December 31,
                                                          1994         1993
Current Liabilities:
 Notes payable and current portion of long-term
  debt (Note 2)                                        $  2,919    $  3,392
 Accounts payable                                        13,068      11,594
 Advances on contracts in process                         2,711         864
 Accrued liabilities                                     64,303      71,855
   Total current liabilities                             83,001      87,705


Long-Term Debt (Note 2)                                 108,508      93,150

Other Liabilities and Deferred Credits                   14,923      15,591

   Total Liabilities                                    206,432     196,446

Commitments, Contingencies and Litigation                    -            -

Redeemable Common Stock redemption value per share
 of $18.20 in 1994 and $17.50 in 1993, 125,714 shares
 issued and outstanding                                   2,288       2,200

Stockholders' Equity:
 Capital stock, $0.10 par value:
  Preferred stock, Class C                                3,000       3,000
  Common stock                                              789         502
 Common stock warrants                                   11,486      15,119
 Unissued common stock under restricted stock plan        9,923      10,395
 Paid-in surplus                                        118,068      95,983
 Deficit                                               (118,256)   (105,425)
 Common stock held in treasury                           (8,817)     (5,840)
 Cummings Point Industries, Inc. note receivable         (8,943)     (7,568)
   Total Stockholders' Equity                             7,250       6,166
   Total Liabilities, Redeemable Common Stock
     and Stockholders' Equity                          $215,970    $204,812

The "Notes to Consolidated Financial Statements" of DynCorp and Subsidiaries are an integral part of these statements.

See accompanying "Notes to Condensed Financial Statements."







                                   DynCorp (Parent Company)
                 SCHEDULE I - Condensed Financial Information of Registrant
                                   Statements of Operations
                                    (Dollars in Thousands)

                                          For the Years Ended December 31,
                                          1994          1993          1992
Revenues                               $545,581       $552,662      $557,675

Costs and Expenses:
 Cost of services                       523,029        528,776       542,901
 Selling and corporate administrative    10,654         10,994        12,534
 Interest expense                        15,243         14,950        14,608
 Interest income                         (1,946)        (1,969)       (1,693)
 Other (Note 3)                          36,842         23,902        23,490

                                        583,822        576,653       591,840
Loss before income taxes, equity
 in net income of subsidiaries
 and extraordinary item                 (38,241)       (23,991)      (34,165)
  Benefit for income taxes              (14,593)        (1,561)       (3,900)

Loss before equity in net income of subsidiaries
 and extraordinary item                 (23,648)       (22,430)      (30,265)
  Equity in net income of subsidiaries  (10,817)        (9,016)       (9,449)

Loss before extraordinary item          (12,831)       (13,414)      (20,816)
 Extraordinary loss from early retirement
  of debt                                     -              -         2,526

Net Loss                                (12,831)       (13,414)      (23,342)
 Preferred Stock Class A dividends declared
  and paid and accretion of discount          -              -           959
Net Loss for Common Stockholders       $(12,831)      $(13,414)     $(24,301)


The "Notes to Consolidated Financial Statements" of DynCorp and Subsidiaries are an integral part of these statements.

See accompanying "Notes to Condensed Financial Statements."




                                   DynCorp (Parent Company)
                 SCHEDULE I - Condensed Financial Information of Registrant
                                   Statements of Cash Flows
                                    (Dollars in Thousands)

                        For the Years Ended December 31,


                                                  1994       1993      1992
Cash Flows from Operating Activities:

 Net loss                                        $(12,831)  $(13,414)  $(23,342)
 Adjustments to reconcile net loss from operations
  to net cash provided by operating activities:
   Depreciation and amortization                   12,575      7,834      9,510
   Pay-in-kind interest on Junior Subordinated
    Debentures                                     15,329     13,142      6,590
   Loss on purchase of Junior Subordinated Debentures   -          -      2,526
   Deferred income taxes                              (59)       521       (666)
   Accrued compensation under Restricted Stock Plan  (329)     2,047      2,354
   Noncash interest income                         (1,375)    (1,158)      (910)
   Other                                             (665)    (1,936)    (4,363)
   Change in assets and liabilities, net of acquisitions
    and dispositions and sale of accounts receivable in 1993:
     Increase in accounts receivable and contracts
       in process                                 (14,966)    (2,570)   (10,173)
     Increase in inventories                         (465)       (93)       (72)
     (Increase) decrease in other current assets   (1,309)     1,992        986
     Increase (decrease) in current liabilities except notes
      payable and current portion of long-term debt(4,097)      (976)     6,690
       Cash provided (used) by operating activities(8,192)     5,389    (10,870)
Cash Flows from Investing Activities:
 Sale of property and equipment                       660        829        130
 Proceeds received from notes receivable                -          -      1,346
 Purchase of property and equipment, net of
  capitalized leases                                1,734       (928)    (2,381)
 Increase in notes receivable                           -          -     (5,500)
 Increase in investments in affiliates              1,500          -     (1,888)
 Other                                             (1,334)       345       (221)
  Cash provided (used) from investing activities    2,560        246     (8,514)
Cash Flows from Financing Activities:
 Purchase of Preferred Stock Class A and
  Junior Subordinated Debentures                        -          -    (42,466)
 Treasury stock purchased                          (3,182)    (1,979)    (3,448)
 Payment on indebtedness                           (3,914)    (4,725)   (41,010)
 Accounts receivable sold (Note 3)                      -          -     63,682
 Dividends paid on Class A Preferred Stock              -          -       (861)
 Treasury stock sold                                  159         46        108
 Reduction in loan to Employee Stock Ownership Plan     -     16,116     16,099
 Sale of stock to Employee Stock Ownership Plan    17,100          -          -
 Other financing transactions                         (38)         -          -
 Change in intercompany balances, net              (2,450)   (14,021)    14,050
  Cash provided (used) from financing activities    7,675     (4,563)     6,154
Net Increase (Decrease) in Cash and Short-term
 Investments                                        2,043      1,072    (13,230)
Cash and Short-term Investments at Beginning
 of the Year                                        6,894      5,822     19,052
Cash and Short-term Investments at End of the
 Year                                               8,937      6,894      5,822

The "Notes to Consolidated Financial Statements" of DynCorp and
Subsidiaries are an integral part of these statements.

See accompanying "Notes to Condensed Financial Statements."

                        DynCorp (Parent Company)
             Schedule I - Notes to Condensed Financial Statements
                           December 31, 1994

1.   Basis of Presentation

    Pursuant to the rules and regulations of the Securities and Exchange Commission, the Condensed Financial Statements of the Registrant do not include all of the information and notes normally included with financial statements prepared in accordance with generally accepted accounting principles. It is, therefore, suggested that these Condensed Financial Statements be read in conjunction with the Consolidated Financial Statements and Notes included elsewhere in this Annual Report on Form 10-K.

2.   Long-term Debt

At December 31, 1994 and 1993, long-term debt consisted of (in thousands):



                                                    1994           1993
Junior Subordinated Debentures, net of unamortized
 discount of $4,793 and $5,175                   $102,659        $86,947
Notes payable, due in installments through 1999,
 9.98% weighted average interest rate               6,966          6,643
Capitalized equipment leases                        1,802          2,952
                                                  111,427         96,542
Less current portion                                2,919          3,392
                                                 $108,508        $93,150

Maturities of long-term debt as of December 31, 1994, were as follows (in thousands):
                    1995                                          $ 2,919
                    1996                                            2,593
                    1997                                            1,907
                    1998                                              956
                    1999                                              185
                    Thereafter                                    102,867
                                                                 $111,427

3.   Accounts Receivable

    At December 31, 1992, the Company had sold $63,682,000 of its accounts receivable to Dyn Funding Corporation (DFC), a wholly owned subsidiary of the Company. DFC was established in January, 1992 to issue $100,000,000 of Contract Receivable Collateralized Notes (Notes) and to purchase eligible accounts receivable from the Company and its subsidiaries. On an ongoing basis, the cash received by DFC from collection of the receivables is used to make interest payments on the Notes, pay a servicing fee to the Company and purchase additional receivables from the Company (see Note 5 to Consolidated Financial Statements included elsewhere in this Form 10-K).

   The Company receives 97% of the face value of the accounts receivable sold to DFC. The 3% discount from the face value of the accounts receivable is recorded as an expense by the Company at the time of sale. In 1994 and 1993, the Company recorded as expense $16,032,000 and $16,298,000 which is reflected in "Other" in the accompanying "Statements of Operations" (in the "Consolidated Statements of Operations" of DynCorp and Subsidiaries this expense is offset by the gain recognized by DFC).




                                      DynCorp and Subsidiaries
                           SCHEDULE II - Valuation and Qualifying Accounts
                        For the Years Ended December 31, 1994, 1993, and 1992
                                        (Dollars in Thousands)



                            Balance at Charged to  Charged              Balance
                            Beginning  Costs and   to other    Deduct- at End of
     Description            of period  Expenses   Accounts (1)   ions   Period

Year Ended December 31, 1994
 Allowance for doubtful
 accounts                    $1,469      $2,503     $  367     $  347     $3,992
Year Ended December 31, 1993
 Allowance for doubtful
 accounts                    $3,415      $1,141     $   79     $3,166     $1,469
Year Ended December 31, 1992
 Allowance for doubtful
 accounts                    $2,532      $  965     $  254     $  336     $3,415


(1)  Includes recovery of prior year write-offs.
(2)  Write-off of uncollectible accounts.